EXHIBIT 10.52


                              Royal Bank of Canada
                            Oil & Gas Banking Centre
                           1100, 335 - 8th Avenue S.W.
                            Calgary, Alberta T2P 1C9
                               Fax: (403)292-3436


March 2, 2000

Olympic Seismic Ltd.
3750, 205 - 5 Ave. SW
Calgary, AB
T2P 2V7

Attention: Suzanne Bowden, Controller

Dear Sirs:

Re: Credit Facilities

We hereby confirm that the following sections of the credit facilities letter agreement dated November 9,1999 is hereby amended by deleting the existing provisions of such sections in its entirety and substituting the following provisions:

 Amount:       The authorized  facility in the amount of $5,000,000 is available
 ------        on a margined basis year round.

Margin
Requirements: Total advances under Segment 1) plus preferred claims, should not ------------ exceed 75% of good accounts receivable excluding inter-company
               accounts,   holdbacks  and  the  entire  outstanding  balance  of
               accounts where any portion exceeds 90 days. The first  $2,000,000 is available - on an unmargined basis.

The letter agreement is hereby amended by the foregoing amendment and the credit facilities available to the company will be governed by the provisions of the letter agreement as amended by the provisions of this letter.

If you are in agreement with the foregoing, kindly execute and return the enclosed copy of this letter by no later than March 10, 2000.

Yours truly,        We acknowledge and accept the terms and conditions of
                    this agreement this    2      day of   March ,  2000.
                                         ------           -------

                    OLYMPIC SEISMIC LTD.

                    Per:             /s/ S. Bowden
                    Title:           Controller




 D.A. Majeski
 Manager, Energy Service & Supply